EXHIBIT 10.5

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (the “Amendment”) dated this 26th day of June, 2007, is among Vitamin Cottage Natural Food Markets, Inc. (the “Company”), the Lenders under the Credit Agreement (as defined below), and JPMorgan Chase Bank, N.A. (“JPMorgan”), as a Lender and as Administrative Agent under the Credit Agreement.  JPMorgan in its capacity as Administrative Agent under the Credit Agreement is sometimes referred to herein as the “Agent.”  Capitalized terms used in this Third Amendment and not defined in this Third Amendment shall have the meaning given to such terms in the Credit Agreement.

PRELIMINARY STATEMENTS

A.                                    The Company, the Lenders and the Agent entered into that certain Agreement, dated as of September 29, 2006 (the “Credit Agreement”), under the terms of which the Lenders agreed to extend credit to the Company as described in Article II of the Agreement.  On November 2, 2006, the Lenders, the Agent and the Company entered into a First Amendment to Credit Agreement (herein “First Amendment”) which is incorporated herein by reference.  On December 13, 2006, the Lenders, the Agent and the Company entered into a Second Amendment to Credit Agreement (herein “Second Amendment”) which is incorporated herein by reference.

B.                                    Boulder VC has executed and delivered the Boulder VC Guaranty.

C.                                    VC Two has executed and delivered the VC Two Guaranty.

D.                                    The Company has the asked the Lenders and the Agent to agree to, and the Lenders and the Agent have agreed to, amend the terms and conditions of the Credit Agreement, in each case subject to and as more fully set forth in this Amendment.

AGREEMENT

IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent agree as follows:

1.              Amendments.  The Agreement is hereby amended as follows:

a.              SECTION 1.01.  Definition of Restructuring Charges.  The definition of Restructuring Charges is hereby amended by (i) deleting the text “June 30, 2007” and replacing it with “December 31, 2007” and (ii) adding the text “and extra one-time audit fees as a result of the adoption of Sept 30th as a new fiscal year end, plus any accounting fees related to drafting an S-1” after the text “investment banking fees”.

b.              SECTION 1.04.  Accounting Terms; GAAP.  Section 1.04 is hereby amended by (i) deleting the word “and” before “(iii)” and substituting therefore a comma, and (ii) adding a new clause (iv) at the end of such Section as follows:

(iv) “until such time as the Borrower shall convert its internal accounting procedures to be fully GAAP compliant, subject to the foregoing provisos in this Section 1.04, all terms of an accounting or financial nature (including without limitation all calculations under Section 6.12) shall either be construed in accordance with GAAP, as in effect from time to time, or be construed in accordance with the tax-basis accounting system.”

c.               SECTION 4.03.  Conditions Subsequent.  Section 4.03 is hereby amended by deleting the period at the end of the section and adding the following text at the end of such Section:  “; provided, however, that the following two deposit accounts of the Borrower maintained with Merrill Lynch [Business Financial Services, Inc.] may remain open without control agreements:

(y) account numbered 431-07J94 for purposes of funding commercial card payments each month with a balance not to exceed the greater of what is required to make such payments or the minimum balance requirement to maintain the commercial card program and

(z) construction account numbered 431-07O36 with a balance not to exceed $25,000.”

d.              SECTION 5.01(b).  Financial Statements; Ratings Change and Other Information.  Section 5.01(b) is hereby amended by deleting the text “and cash flows” from the second line thereof.

e.               SECTION 5.01(j).  Financial Statements; Ratings Change and Other Information.  Section 5.01(j) is hereby amended by deleting the text “and cash flows”.

f.                SECTION 6.11.  Change in Fiscal Year.  Section 6.11 is hereby amended by deleting the period at the end of the section and adding the following text at the end of the section: “; provided, however, that, upon not less than 10 Business Days notice to the Administrative Agent, the Borrower may change its or any of its

Subsidiaries’ fiscal year end to September 30 in connection with the anticipated IPO.”

2.                                      Effective Date.  This Amendment shall become effective upon the satisfaction of the following conditions precedent (the “Effective Date”):

a.                                      The Company shall have (i) executed and delivered or caused to be executed and delivered this Amendment and all other documents reasonably required by the Agent and (ii) complied with such additional conditions and requests as the Agent may reasonably require.

b.                                      (i) All representations and warranties made in the Credit Agreement shall be true, complete and correct in all material respects as of the date hereof as if made on the date hereof, and (ii) no default or Event of Default shall have occurred and be continuing under any of the Loan Documents or will occur as a result of this Amendment.

c.                                       The Company shall pay or cause to be paid all of the reasonable expenses incurred by the Agent in connection with the preparation of, and transactions contemplated by, this Amendment, including, without limitation, the reasonable fees and disbursements of the Agent’s attorneys and their staff.

3.                                      Representations, Warranties and Covenants.  The Company hereby represents, warrants and covenants that the execution, delivery and performance by the Company of this Amendment has been duly authorized by all necessary corporate action, and does not (i) require any consent or approval of the Company’s shareholders, if any; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Company, or the constitutive documents of the Company; (iv) result in a breach of or constitute a default under any other loan or credit agreement or any other material agreement, or any lease or instrument to which the Company is a party or by which any of its properties might be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than any security interest held by the Agent in any of the Company’s assets) upon or with respect to any of the properties now owned or hereafter acquired by the Company.

4.                                      Miscellaneous.

a.                                      The Company hereby certifies to the Agent that as of the date of this Amendment (i) all of the Company’s representations and warranties contained in the Loan Documents are true, complete and correct in all material respects as if made on the date hereof, and (ii) no default or Event of Default has occurred and is continuing under any Loan Document or will occur as a result of this Amendment.

b.                                      Except as expressly set forth herein, the Loan Documents shall remain as originally stated and in full force and effect.  The Company hereby confirms and ratifies each of the provisions of the Loan Documents as amended hereby.  The Loan Documents shall be amended as set forth in this Amendment and shall be deemed modified as of the Effective Date.  From and after the Effective Date all references to any Loan Document in the Loan Documents shall be deemed references to the Loan Documents as amended hereby.

c.                                       Each of the Company, Boulder VC and VC Two hereby absolutely and unconditionally releases and forever discharges the Agent, each Lender and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, that the Company, Boulder VC or VC Two has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

d.                                      This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.

e.                                       THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

f.                                        This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Amendment shall become a part of the “Loan Documents”.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit Agreement as of the date first set forth above.

VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.,
a Colorado corporation

By:	/s/ Kemper Isely
Kemper Isely, President

JPMORGAN CHASE BANK, N.A,
as a Lender and as Administrative Agent

By:	/s/ Patrick E. Green
Patrick E. Green, Senior Vice President

ACKNOWLEDGMENT AND CONSENT BY GUARANTORS:

Each of the undersigned hereby (i) acknowledges the accuracy of the Recitals in the foregoing Amendment, (ii) consents to the modification of the Credit Agreement and the other Loan Documents and to all other matters in the foregoing Amendment, (iii) reaffirms the Boulder VC Guaranty executed by Boulder VC and VC Two Guaranty executed by VC Two, and any other agreements, documents and instruments securing or otherwise related thereto (collectively, the “Guarantor Documents”), (iv) acknowledges that the Guarantor Documents continue in full force and effect, remain unchanged (except as specifically modified by the Amendment) and are valid, binding and enforceable in accordance with their respective terms, (v) agrees that all references, if any, in the Guarantor Documents to the Credit Agreement and the other Loan Documents are modified to refer to those documents as modified by the Amendment, and (vi) agrees to be bound by the release of the Agent and the Lenders as set forth in the Amendment.  All capitalized terms above not otherwise defined have the meanings given them in the foregoing Amendment.

BOULDER VITAMIN COTTAGE GROUP, LLC

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President of Vitamin Cottage
Natural Food Markets, Inc., Manager
of Boulder Vitamin Cottage Group, LLC
VITAMIN COTTAGE TWO LTD. LIABILITY COMPANY

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Manager